As filed with the Securities and Exchange Commission on April 13, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KKR & Co. Inc.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0426107 (I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY (Address of principal executive office)	10001 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.625% Subordinated Notes due 2061	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-254609

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 4.625% Subordinated Notes due 2061 (the “Notes”) of KKR Group Finance Co. IX LLC (the “Issuer”), an indirect subsidiary of KKR & Co. Inc. (the “Corporation”). The Notes are guaranteed by the Corporation and KKR Group Partnership L.P., an indirect subsidiary of the Corporation (together with the Corporation, the “Guarantors”). Descriptions of the Notes are contained in a prospectus dated March 23, 2021 (the “Prospectus”), constituting part of the Corporation’s registration statement on Form S-3 (File No. 333-254609), and a supplement to the Prospectus dated March 24, 2021 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Notes contained in the Prospectus under the heading “Description of Debt Securities and Guarantees” and the description of the Notes contained in the Prospectus Supplement under the heading “Description of the Notes” are hereby incorporated herein by reference and made part of this registration statement in their entirety.

Item 2.	Exhibits.

Exhibit No.	Description
4.1
Indenture dated as of March 31, 2021 among KKR Group Finance Co. IX LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the KKR & Co. Inc. Current Report on Form 8-K filed on March 31, 2021).

4.2
First Supplemental Indenture dated as of March 31, 2021 among KKR Group Finance Co. IX LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the KKR & Co. Inc. Current Report on Form 8-K filed on March 31, 2021).

4.3	Form of 4.625% Subordinated Note due 2061 of KKR Group Finance Co. IX LLC (included within Exhibit 4.2 to the KKR & Co. Inc. Current Report on Form 8-K filed on March 31, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 13, 2021	KKR & CO. INC.

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary